Exhibit 99.1

FOR IMMEDIATE RELEASE

The Ether Machine Acquires Additional $40M in ETH, Bringing Total ETH Purchased and Committed to Over 345,000

August 4, 2025, New York, NY – The Ether Machine, the premier ether generation company and Dynamix Corporation (Nasdaq: DYNX), announced today that The Ether Reserve LLC, a subsidiary of The Ether Machine, has purchased an additional 10,605 ETH at an average price of $3,781 USD, as part of their long-term accumulation strategy.

This brings the company’s total ETH purchased and committed to 345,362 ETH since launching earlier this month.

This continued accumulation reflects The Ether Machine’s conviction in ETH as the most important asset of the internet, and its mission to build a long-term, institutional-grade ETH treasury with compounding yield.

“Our mandate is to buy ETH, stake it, restake it, and put it to work onchain, in full view of the public markets” said Andrew Keys, Chairman and Co-Founder of The Ether Machine. “This isn’t passive exposure. We’re building a machine designed to grow Ethereum’s capital base, reinforce its infrastructure, and align with its most committed stewards.”

The purchase was made by The Ether Reserve LLC from part of the $97 million in cash proceeds from its previously announced private placement.

This latest purchase follows the company’s acquisition of roughly 15,000 ETH announced last week to commemorate Ethereum’s 10-year anniversary.

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About The Ether Machine

Formed through a business combination (to be completed) between The Ether Reserve, LLC and Dynamix Corporation, a NASDAQ-listed special purpose acquisition company (the “Business Combination”), pursuant to a definitive business combination agreement (the “Business Combination Agreement”), The Ether Machine is an Ethereum yield and infrastructure company purpose-built for institutional management and scale. Expected to be anchored by one of the largest on-chain ETH positions of any public entity, The Ether Machine will actively generate and optimize ETH-denominated returns through staking, restaking, and secure, professionally risk-managed DeFi participation. The Ether Machine also expects to provide turnkey infrastructure solutions for enterprises, DAOs, and Ethereum-native builders seeking access to Ethereum’s consensus and blockspace economy. To learn more, please visit www.ethermachine.com.

About Dynamix Corporation

Dynamix Corporation (“DYNX”) is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. DYNX is led by the following seasoned investors and industry executives: Andrea “Andrejka” Bernatova, Chief Executive Officer and Chairman, Nader Daylami, Chief Financial Officer, Philip Rajan, Vice President of M&A and Strategy and board members, Lynn A. Peterson, Diaco Aviki and Tyler Crabtree. Additionally, Ralph Alexander, Joe Gatto, Peter Gross, Jimmy Henderson, Tommy Stone, and Steve Webster served as Advisors to DYNX. DYNX maintains a corporate website at https://dynamix-corp.com.

Media Contact:

press@ethermachine.com

Additional Information and Where to Find It

DYNX and The Ether Machine, Inc. (“Pubco”) intend to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement of DYNX and a prospectus of Pubco (the “Proxy Statement/Prospectus”) in connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement and/or described in this communication (together with the Business Combination and the private placement investments, the “Proposed Transactions”). The definitive proxy statement and other relevant documents will be mailed to shareholders of DYNX as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. DYNX and/or Pubco will also file other documents regarding the Proposed Transactions with the SEC. This communication does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF DYNX AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH DYNX’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT DYNX, THE COMPANY, PUBCO AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by DYNX and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Dynamix Corp, 1980 Post Oak Blvd., Suite 100, PMB 6373, Houston, TX 77056; e-mail: info@regen.io, or to: The Ether Machine, Inc., 2093 Philadelphia Pike #2640, Claymont, DE 19703, e-mail: dm@etherreserve.com.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The Pubco Class A Stock to be issued by Pubco and the class A units issued and to be issued by The Ether Reserve, LLC (the “Company”), in each case, in connection with the Proposed Transactions, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Participants in the Solicitation

DYNX, Pubco, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from DYNX’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of DYNX’s securities are, or will be, contained in DYNX’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of DYNX’s shareholders in connection with the Business Combination, including the names and interests of the Company and Pubco’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by DYNX and Pubco with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This communication is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of DYNX, the Company or Pubco, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions and the parties thereto, including expectations, hopes, beliefs, intentions, plans, prospects, results or strategies regarding Pubco, the Company, DYNX and the Proposed Transactions and statements regarding the anticipated benefits and timing of completion of the Proposed Transactions, business plans and investment strategies of Pubco, the Company and DYNX, expected use of the cash proceeds of the Proposed Transactions, the Company’s ability to stake and leverage capital markets and other staking operations and participation in restaking, the amount of capital expected to be received in the Proposed Transactions, the assets held by Pubco, Ether’s position as the most productive digital asset, plans to increase yield to investors, any expected growth or opportunities associated with Ether, Pubco’s listing on an applicable securities exchange and the timing of such listing, expectations of Ether to perform as a superior treasury asset, the upside potential and opportunity for investors resulting from any Proposed Transactions, any proposed transaction structures and offering terms and the Company’s and Pubco’s plans for Ether adoption, value creation, investor benefits and strategic advantages. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

These are subject to various risks and uncertainties, including regulatory review, Ethereum protocol developments, market dynamics, the risk that the Proposed Transactions may not be completed in a timely manner or at all, failure for any condition to closing of the Business Combination to be met, the risk that the Business Combination may not be completed by DYNX’s business combination deadline, the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of DYNX’s shareholders, or the private placement investments, costs related to the Proposed Transactions and as a result of becoming a public company, failure to realize the anticipated benefits of the Proposed Transactions, the level of redemptions of DYNX’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A shares of DYNX or the shares of Pubco Class A Stock, the lack of a third-party fairness opinion in determining whether or not to pursue the Business Combination, the failure of Pubco to obtain or maintain the listing of its securities any stock exchange on which Pubco Class A Stock will be listed after closing of the Business Combination, changes in business, market, financial, political and regulatory conditions, risks relating to Pubco’s anticipated operations and business, including the highly volatile nature of the price of Ether, the risk that Pubco’s stock price will be highly correlated to the price of Ether and the price of Ether may decrease between the signing of the definitive documents for the Proposed Transactions and the closing of the Proposed Transactions or at any time after the closing of the Proposed Transactions, risks related to increased competition in the industries in which Pubco will operate, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Ether, risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, challenges in implementing its business plan including Ether-related financial and advisory services, due to operational challenges, significant competition and regulation, being considered to be a “shell company” by any stock exchange on which the Pubco Class A Stock will be listed or by the SEC, which may impact the ability to list Pubco’s Class A Stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities, the outcome of any potential legal proceedings that may be instituted against the Company, DYNX, Pubco or others following announcement of the Business Combination and those risk factors discussed in documents of the Company, Pubco, or DYNX filed, or to be filed, with the SEC. The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of DYNX dated as of November 20, 2024 and filed by DYNX with the SEC on November 21, 2024, DYNX’s Quarterly Reports on Form 10-Q, DYNX’s Annual Report on Form 10-K filed with the SEC on March 20, 2025 and the registration statement on Form S-4 and proxy statement/prospectus that will be filed by Pubco and DYNX, and other documents filed by DYNX and Pubco from time to time with the SEC, as well as the list of risk factors included herein. These filings do or will identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which are made only as of the date of this communication.

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